Exhibit 99.01

                                  PRESS RELEASE

FOR RELEASE:  IMMEDIATE

CONTACT: Timothy J. Rigas, Executive Vice President and Chief Financial Officer
         James Brown, Vice-President
         (814) 274-9830

                ADELPHIA COMMUNICATIONS ANNOUNCES SWAP AGREEMENTS

Coudersport PA - May 26, 1999 - John J. Rigas, Chairman and CEO of Adelphia Communications Corporation (NASDAQ NMS:ADLAC), announced today that Adelphia has agreed to swap certain cable systems with Comcast Corporation and Jones Intercable, Inc. in a geographic rationalization of the companies' respective markets. Adelphia will add approximately 440,000 subscribers to its two largest cable clusters, the Los Angeles, CA ADI and the West Palm/Fort Pierce, FL ADI. In exchange Comcast and Jones will receive systems currently owned, managed or under contract to be purchased by Adelphia serving approximately 464,000 subscribers in suburban Philadelphia, PA, Ocean County, NJ, Ft. Myers, FL, Michigan, New Mexico and Indiana. All systems involved in the transactions will be valued by agreement between the parties or, following a failure to reach agreement, by independent appraisals, with any difference in relative value to be funded with cash or additional cable systems. The system swaps are subject to customary closing conditions and regulatory approvals and are expected to close by mid-2000. The table below summarizes Adelphia's cable clustering (including its Olympus Communications joint venture) at March 31, 1999, proforma for these swap agreements and the previously announced acquisitions of FrontierVision Partners, L.P., Century Communications Corp., and Harron Communications Corp.




                                     Adelphia Communications Corporation Cable Subscribers by Cluster

                                                                                   Managed
                        Existing         To be       To be                         Systems     MS to be     Total Owned
                         Cable         Acquired   Swapped-Net    Pro Forma Owned    ("MS")      Swapped     and Managed
-------------------------------------------------------------------------------------------------------------------------
Los Angeles                    0        775,698       335,163         1,110,861            0            0      1,110,861
Florida                  650,858         34,527        49,634           735,019       24,847            0        759,866
New England              307,717        450,904             0           758,621            0            0        758,621
Midwest (1)               37,804        547,602     (108,106)           477,300            0            0        477,300
Western New York         497,610              0             0           497,610            0            0        497,610
Virginia                 310,402         77,515             0           387,917       22,165            0        410,082
Western PA               182,860         53,269             0           236,129       62,130            0        298,259
Eastern PA               152,848         44,447     (101,254)            96,041       24,873     (24,873)         96,041
San Juan                       0        134,647             0           134,647            0            0        134,647
Colorado                       0        109,894             0           109,894            0            0        109,894
New Jersey               106,295              0     (106,295)                 0            0            0              0
Other Systems                  0        361,491      (68,179)           293,312            0            0        293,312
-------------------------------------------------------------------------------------------------------------------------
Total                  2,246,394      2,589,994           963         4,837,351      134,015     (24,873)      4,946,493
-------------------------------------------------------------------------------------------------------------------------



(1) - Includes systems in Ohio, Michigan, Kentucky and West Virginia.

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